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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 26, 1999, except as to the acquisition of PointCast, Inc. by Launchpad Technologies, Inc. described in Note 11, which is as of May 27, 1999, relating to the financial statements of PointCast, Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

San Jose, California
April 17, 2000